UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2005

Knova Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30277	25-1647861

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Torre Avenue, Suite 350 Cupertino, CA	95014

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 863-5800

ServiceWare Technologies, Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2005, Knova Software, Inc. (the “Company”) entered into an Employment Agreement with Thomas J. Muise under which Mr. Muise is to serve as chief financial officer of the Company. Under the provisions of Mr. Muise’s employment agreement, Mr. Muise is entitled to a base salary of $175,000 per year with a target bonus of $52,500 per year. In addition, Mr. Muise has been granted options to purchase 88,000 shares of stock with vesting 25% after one year and monthly thereafter over 36 months. Mr. Muise is also entitled to participate in all of the Company’s standard benefit plans. The employment agreement provides for employment at will. Under his employment agreement, Mr. Muise is entitled to severance pay for six months or until he obtains other full-time employment, whichever comes first, if his employment is terminated by the Company without cause or by Mr. Muise for good reason.

Item 1.02 Termination of a Material Definitive Agreement.

The Company and Scott Schwartzman have agreed to terminate his employment relationship with the Company effective as of June 30, 2005. Mr. Schwartzman had served as the Company’s chief operating officer and interim chief financial officer. His chief financial officer duties will be assumed by Thomas J. Muise and his chief operating officer duties will be assumed by the Company’s chief executive officer, Bruce Armstrong. Mr. Schwartzman’s severance benefits will be governed by the terms of his employment agreement with the Company as currently in effect.

Section 5 Corporate Governance and Management.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of June 23, 2005, Thomas J. Muise, who is age 46, has been elected to serve as chief financial officer of the Company.

Mr. Muise was self-employed as a CFO consultant from October 2003 until June 2005. From February 2001 until September 2003, Mr. Muise was chief financial officer and vice president of operations of Embrace Networks, an enterprise software platform provider. From December 1999 until January 2001, he served as chief financial officer and vice president of finance of Solopoint, a provider of marketing technologies and communications services for the broadband market. Mr. Muise served as senior director, corporate financial planning, analysis and systems for Synopsys, a supplier of electronic design automation, from 1998 to 1999 and served in various finance positions for Tandem Computers, from 1986 to 1998, last serving as director of finance, nonstop software business unit from 1996 to 1998. Mr. Muise has not been a party to, or had a material interest in, any transaction with the Company since January 1, 2004 nor is there any currently proposed transaction.

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The terms of Mr. Muise’s employment agreement with the Company are described in Item 1.01 above.

In connection with the employment of Mr. Muise, Scott Schwartzman stepped down as interim chief financial officer as of June 23, 2005. Mr. Schwartzman has also resigned from the Company and his position of chief operating officer effective as of June 30, 2005. Mr. Schwartzman has agreed to be available to the Company during a transition period.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, Knova Software, Inc. has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2005	KNOVA SOFTWARE, INC.
	By:	/s/ Bruce Armstrong
	Name:	Bruce Armstrong
	Title:	President and Chief Executive Officer

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